Exhibit 99.1

CONSENT TO BE NAMED

I hereby confirm my consent to be named as a director of Boston Omaha Corporation (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, including any and all amendments and post-effective amendments thereto and any amendments filed under Rule 462(b) (collectively, the “Registration Statement”). This consent may be filed as an exhibit to the Registration Statement.

DATED: June 5, 2017	/s/ Frank H. Kenan II
Frank H. Kenan II